CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated December 10, 1996 on Dreyfus Equity Dividend Fund, Dreyfus High Yield Securities Fund, Dreyfus Short Term High Yield Fund and Dreyfus Strategic Income Fund (four of the Funds constituting Dreyfus Income Funds), which are incorporated by reference, in this Registration Statement (Form N-1A No. 33-7172) of Dreyfus Income Funds.

                                             ERNST & YOUNG LLP

New York, New York
September 15, 1997